For further Information:

At First California:                                At Premier Service Bank:
Ron Santarosa                                      Kerry Pendergast
805-322-9333                                          951-274-2400

EXHIBIT 99.1

FIRST CALIFORNIA FINANCIAL GROUP AND PREMIER SERVICE BANK
SIGN DEFINITIVE MERGER AGREEMENT

WESTLAKE VILLAGE and RIVERSIDE, Calif., February 28, 2012 – First California Financial Group, Inc. (Nasdaq:FCAL), the holding company of First California Bank, and Premier Service Bank (OTCBB:PSBK) today announced the signing of a definitive agreement, in which Premier Service Bank will merge into First California Bank.  The transaction is expected to close during the third quarter of 2012, subject to regulatory and shareholder approvals and other customary closing conditions.

Under the terms of the merger agreement, Premier Service Bank’s shareholders will receive, subject to certain adjustments, consideration of $2.0 million, or approximately $1.59 per share, in the form of FCAL common stock.  Currently, this would equal 477,269 common shares and result in an exchange ratio of 0.3784 FCAL shares for each share of PSBK common stock outstanding.

“The transaction provides the opportunity to expand First California Bank’s presence in the Riverside and Corona markets and add a talented group of bankers,” said C. G. Kum, president and chief executive officer of First California Financial Group.  “Premier Service Bank has a strong customer base and fits into our desired geographic footprint extremely well.  We look forward to welcoming the employees and customers of Premier Service Bank to the First California family.”

“We look forward to becoming a part of First California Bank, a leading community business bank in Southern California,” said Kerry L. Pendergast, president and chief executive officer of Premier Service Bank, who the parties anticipate will serve after the closing as Market President for the two branch offices of Premier being acquired as part of the merger and First California Bank’s branch office in Redlands, California.  He went on to state, “We believe that First California Bank’s financial strength, dedication to customer service and retention, and commitment to the markets we serve will make our combined organization highly successful.”

First California Bank has 19 offices throughout Southern California and total assets of $1.8 billion as of December 31, 2011 (unaudited).  The bank serves small and mid-sized businesses, professionals and entrepreneurs, and high-net-worth individuals with an integrated product set of private client services, business banking and treasury management capabilities.

Premier Service Bank has two offices, its headquarters in Riverside and a full service branch in Corona, and has total assets of $141 million as of December 31, 2011 (unaudited).  The bank offers a broad spectrum of products and services to corporate, professional and individual customers.

Keefe, Bruyette & Woods, Inc. acted as financial advisor and Horgan, Rosen, Beckham & Coren, L.L.P. served as legal advisor to First California Financial Group and First California Bank.  Hovde Securities, LLC acted as financial advisor and Richard E. Knecht, a Professional Corporation, served as legal adviser to Premier Service Bank.

Additional Information
In connection with the proposed merger, First California Financial Group, Inc. will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include a Proxy Statement of Premier Service Bank and a Prospectus of First California Financial Group, Inc., as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

First California Financial Group, Inc.	Premier Service Bank
NASDAQ: FCAL	OTCBB: PSBK

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In addition, when the registration statement and other related documents are filed by First California Financial Group, Inc. with the Securities and Exchange Commission, they may be obtained for free at the Securities and Exchange Commission’s website at http://www.sec.gov, on the NASDAQ website at http://www.nasdaq.com and from either the FCAL website at http://www.fcalgroup.com or at the Premier Service Bank website at http://www.premierservicebank.com.

First California Financial Group, Inc., Premier Service Bank and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of First California Financial Group, Inc. and Premier Service Bank and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. Information about First California Financial Group, Inc.’s directors and executive officers can be found in the proxy statement for First California Financial Group, Inc.’s annual meeting of shareholders filed with the Securities and Exchange Commission on April 21, 2011.  Information about Premier Service Bank’s directors and executive officers can be found in the proxy statement for Premier Service Bank’s 2011 annual meeting of shareholders available on its website at http://www.premierservicebank.com/corp/investor_relations.html.  Free copies of these documents can be obtained from the Securities and Exchange Commission, First California Financial Group, Inc. or Premier Service Bank using the website information above.

About Premier Service Bank
Premier Service Bank is a California state-chartered bank with two offices, its headquarters office in Riverside and a full-service banking office in Corona. The Bank provides commercial banking services, including a wide variety of checking accounts, investment services with competitive deposit rates, on-line banking products, and real estate, construction, commercial and consumer loans, to small and medium-sized businesses, professionals and individuals. Additional information about Premier Service Bank is available at its website at www.premierservicebank.com.

About First California
First California Financial Group, Inc. (NASDAQ:FCAL) is the holding company of First California Bank.  Founded in 1979 and with nearly $2 billion in assets, First California serves the comprehensive financial needs of small- and middle-sized businesses and high net worth individuals throughout Southern California.  Led by an experienced team of bankers, First California is committed to providing the best client service available in its markets, offering a full line of quality commercial banking products through 19 full-service branch offices in Los Angeles, Orange, Riverside, San Bernardino, San Diego, San Luis Obispo and Ventura counties.  The holding company’s website can be accessed at www.fcalgroup.com.  For additional information on First California Bank’s products and services, visit www.fcbank.com.

Forward-Looking Information
This press release contains certain forward-looking information about First California and Premier Service Bank (the Companies) that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, and include statements related to, the monitoring of and management of risks in the Companies’ loan portfolio, the adequacy of sources of liquidity to support the Companies’ operations and strategic plans, the monitoring of and response to changing market conditions, and the status of the economy in the Southern California communities served by the Companies.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Companies. The Companies caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to, revenues are lower than expected, credit quality deterioration which could cause an increase in the provision for credit losses, the Companies’ ability to complete future acquisitions, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies within expected time-frames or at all, changes in consumer spending, borrowing and savings habits, technological changes, the cost of additional capital is more than expected, a change in the interest rate environment reduces interest margins, asset/liability repricing risks and liquidity risks, general economic conditions, particularly those affecting real estate values, either nationally or in the market areas in which the Companies do or anticipate doing business are less favorable than expected, a slowdown in construction activity, recent volatility in the credit or equity markets and its effect on the general economy, loan delinquency rates, the ability of the Companies to retain customers, changes in the bank regulatory environment, demographic changes, demand for the products or services of the Companies as well as their ability to attract and retain qualified people, competition with other banks and financial institutions, the Companies’ level of small business lending, and other factors. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Companies' results could differ materially from those expressed in, or implied or projected by such forward-looking statements. The Companies assume no obligation to update such forward-looking statements.  For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section titled "Risk Factors" in the Companies' Annual Report on Form 10-K and any other reports filed by it with the Securities and Exchange Commission ("SEC"). The documents filed by the Companies with the SEC may be obtained at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from First California by directing a request to: First California Financial Group, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361. Attention: Investor Relations. Telephone (805) 322-9655. Or, Premier Service Bank, 3637 Arlington Avenue, Suite B, Riverside, CA 92506, Attention Investor Relations. Telephone (951) 274-2400.

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